Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Midwest Bancorp, Inc. Restated Non-Employee Directors' 1997 Stock Option Plan of our report dated January 18, 2000, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Chicago, Illinois November 15, 2000